EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fremont Michigan InsuraCorp, Inc.

Fremont, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128667; 333-128668 and 333-150075) of Fremont Michigan InsuraCorp, Inc. of our reports dated March 30, 2011, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 30, 2011